EXHIBIT 10.1

FIRST AMENDMENT TO ASSET ACQUISITION

ASSUMPTION AGREEMENT

THIS FIRST AMENDMENT TO ASSET ACQUISITION AND ASSUMPTION AGREEMENT dated May 17, 2006 (this “Amendment”) is made and entered into as of November 17, 2006 by and among Sun American Bancorp, a Delaware business corporation (“SAB”), Sun American Bank, a Florida commercial banking association and a wholly-owned subsidiary of SAB (“SB”) (collectively, SAB and SB are referred to as the “SAB”) and Beach Bank, a Florida commercial banking association (“BB”).

BACKGROUND

SAB and BB entered into that certain Asset Purchase Agreement, dated as of May 17, 2006 (the “Original Agreement”), SAB and BB have agreed to amend certain of the terms and provisions of the Original Agreement as more particularly set forth herein. Any capitalized term set forth herein and not defined herein shall have the meaning ascribed to such term in the Original Agreement.

AGREEMENT

For good and valuable consideration in addition to that which is being paid as part of the Original Agreement, SAB and SB and BB agree as follows:

1.

Background. The provisions contained in the “Background” section of this Amendment are true and correct and are incorporated herein by reference.

2.

Amendments.

(a)

Deletion of $100,000 Cash Consideration.

(i)

The following sentence shall be deleted from the definition of Acquisition Transaction Consideration defined in Article I, Section 1.1 of the Original Agreement:

“Notwithstanding anything in this Agreement to the contrary, SAB may elect to pay up to $100,000 of the Acquisition Transaction Consideration in cash (the “Cash Consideration”), which shall be delivered to the Escrow Agent as provided in Section 2.4 hereof and used to pay certain fees and expenses as provided in the Escrow Agreement.”

(ii)

Article II, Section 2.4(b)(i) of the Original Agreement is hereby deleted and replaced in its entirety by the following provision:

“(i) at Closing, SAB shall deposit 75% of the SAB Shares (the “Escrow Amount”) with the Escrow Agent to be distributed in accordance with the terms of this Agreement and the Escrow Agreement. The Escrow Amount, as adjusted from time to time, shall be referred to as the ‘Escrow Fund;’ and”

(b)

$1,000,000 Cash Holdback.

(i)

Article II, Section 2.2 (a) of the Original Agreement entitled “Excluded Assets” is hereby deleted in its entirety and replaced by the following provision:

“Excluded Assets. Neither SB nor SAB shall acquire the following assets:

(i) the Bank Charter of BB, (ii) any rights, claims, action, pending or otherwise against any person or under any policy of insurance relating, directly or indirectly, to any Regulatory Claim, potential Regulatory Claim or any other matter which could be the subject of any Regulatory Claim or similar action, (iii) a sum not to exceed One Million Dollars ($1,000,000) in cash, which sum shall be used by BB to fund the Liquidating Trust for purposes of paying any payments permitted to be made by the trustee of the Liquidating Trust and to fund the payment of sums required by the exercise of any dissenters rights pursuant to applicable Florida statutes (the “Cash Holdback”) and (iv) the FDIC Records and Former Customer Records.”

(ii)

The following provision is hereby added as Article II, Section 2.2 (c) of the Original Agreement:

“Cash Holdback. Notwithstanding anything else contained in this Agreement, the parties agree that for purposes of this Agreement, including the calculation of the Acquisition Transaction Consideration, the Book Value of BB shall not be reduced by the value of the Cash Holdback; provided, however, that for purposes of calculating the number of shares of SAB Common Stock to be delivered by SAB at Closing, SAB shall subtract the number of shares of SAB Common Stock equal to the value of the Cash Holdback, calculated as follows: the cash value of the Cash Holdback divided by the SAB Per Share Value.”

(iii)

The following provision is hereby added as Article II, Section 2.2 (d) of the Original Agreement:

“Records Retention.

(a)

FDIC Related Records. The parties agree that BB shall retain ownership of the 32 boxes of customer files currently being reviewed by the FDIC at the BB operations center, which are listed on Schedule 2.2(d) to this Agreement (the “FDIC Records”) and shall cause the FDIC Records to be removed as of the date of Closing to premises that will not be under the control or supervision of SAB.

(b)

Former Customer Records. BB shall maintain ownership, sole custody and possession, at its expense, of the customer files related to non-current customers of BB as of the Closing Date (the “Former Customer Records”) to a location that will not be under the control or supervision of SAB. BB further agrees to be solely responsible for dealing with any third party and regulatory requests with respect to the such Former Customer Records and for that purpose will designate a person (the “Records Designee”) that will be responsible for dealing with such third parties.”

(c)

Closing Date.

Article IX, Section 9.1(c) of the Original Agreement shall be amended to replace the November 30, 2006 date with December 31, 2006.

(d)

Assumption of SOI Agreement.

As of the Closing Date, SAB shall assume all of BB's rights and obligations under that certain Agreement (the “SOI Agreement”) between BB and Strategic Outsourcing, Inc. (“SOI”) as of the Closing Date. At the Closing, SAB shall execute any and all documents reasonably required by BB or SOI in order to evidence SAB's assumption of the SOI Agreement. BB shall maintain the SOI Agreement, at its sole expense, in good standing through the Closing Date, including but not limited to paying all invoices due to SOI in full through the Closing Date.

(e)

Adjustments to the Estimated Closing Balance Sheet.

All the terms, agreements and resolutions determined by the parties in connection with the due diligence process in July 2006 are incorporated herein and shall be binding and enforceable against each of the parties hereto (the “Due Diligence Closing Balance Sheet Determinations”). Notwithstanding the foregoing, pursuant to and consistent with the agreed upon Due Diligence Closing Balance Sheet Determinations, BB shall cause all increases to the loan loss reserves to be made to the books and records of BB prior to the date the Estimated Closing Balance Sheet is prepared pursuant to Section 2.13 of the Original Agreement, such that all reserves shall be reflected on the Estimated Closing Balance Sheet.

(f)

Lease Agreement. Through the Closing Date, BB shall maintain all obligations and covenants under its lease agreements including but not limited to maintaining and renewing a letter of credit with respect to the Sublease, dated January 10, 2000, between Southtrust Bank, N.A. and Michael Kosnitzky, as Trustee for Beach Bank, for the premises located at 551, 553, 555 Arthur Godfrey Road and 4111 Prairie Avenue, Miami Beach, Florida 33140. As of the Closing Date, SB shall assume all obligations under the Sublease, including any obligation with respect to collateralization of the lease, if any.

3.

Facsimile Execution. The parties agree that a facsimile copy of this Amendment and any signatures thereon shall be considered for all purposes as originals.

4.

Counterparts. The parties agree that this Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Amendment.

5.

Amendment Controls; No Other Amendments. In the event of any conflict between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control. Except as amended herein, the remaining terms and provisions of the Original Agreement shall remain in full force and effect as originally set forth therein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

SUN AMERICAN BANCORP

By:	/s/ MICHAEL GOLDEN
Name:	Michael Golden
Title:	President, CEO Chairman

SUN AMERICAN BANK

By:	/s/ MICHAEL GOLDEN
Name:	Michael Golden
Title:	President, CEO Chairman

BEACH BANK

By:	/s/ MICHAEL KOSNITZKY 11/20/2006
Name:	Michael Kosnitzky
Title:	Chairman

SHAREHOLDER REPRESENTATIVE

By:	/s/ MICHAEL KOSNITZKY 11/20/2006
Name:	Michael Kosnitzky

[signature page to Amendment to Asset Acquisition Agreement]

November 20, 2006

SunAmerican Bancorp

SunAmerican Bank

1200N. Federal highway, Suite 101 Boca Raton, Florida 33432

Attention: Michael Golden

Re:

First Amendment to Asset Acquisition and Assumption Agreement

Mr. Golden:

This is to confirm that the reference to “terms, agreements and resolutions determined by the parties in connection with the due diligence process in July 2006” (the “Due Diligence Closing Balance Sheet Determinations”) in Section 2(e) of that certain First Amendment to Asset Acquisition and Assumption Agreement, dated as of the date hereof, by and among Sun American Bancorp (“SAB”), Sun American Bank (“SB”) and Beach Bank (“BB”) refers solely and exclusively to the Scholl/Nichols memorandum, dated July 5,2006, a copy of which is attached hereto as Exhibit A.

Sincerely,

Beach Bank

By:	/s/ MICHAEL KOSNITZKY
Name:	Michael Kosnitzky
Title:	Chairman

Agreed to by:

Sun American Bancorp
Sun American Bank

By:	/s/ MICHAEL GOLDEN
Name:	Michael Golden
Title:	President CEO